UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 6, 2020

QUORUM HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37550	47-4725208
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1573 Mallory Lane

Brentwood, Tennessee 37027

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (615) 221-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share*	QHCCQ*	OTC Pink Marketplace*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*

On April 22, 2020, the New York Stock Exchange (“NYSE”) filed a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist the common stock of Quorum Health Corporation (the “Company”) from the NYSE. The delisting was effective on May 2, 2020, 10 days after the filing date of the Form 25. The deregistration of the Company’s common stock under section 12(b) of the Securities Exchange Act of 1934, as amended, will be effective 90 days, or such shorter period as the SEC may determine, after filing of the Form 25. The Company’s common stock has commenced trading on the OTC Pink Marketplace under the symbol “QHCCQ”.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 7, 2020 (the “April 7 8-K”), on April 7, 2020, Quorum Health Corporation (the “Company”) and certain of its direct and indirect subsidiaries filed voluntary petitions (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code with the Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in order to implement the financial restructuring of the Company. The Chapter 11 Cases are being jointly administered under the caption In re Quorum Health Corporation, et al., Case No. 20-10766 (KBO).

As discussed in the April 7 8-K, the board of directors of the Company (the “Board”) appointed Paul Rundell, a Managing Director at Alvarez & Marsal, LLC (“A&M”), as Chief Restructuring Officer of the Company, effective as of April 6, 2020. On May 6, 2020, the Bankruptcy Court entered an order (the “CRO Order”) approving the Company’s retention of Mr. Rundell as the Company’s Chief Restructuring Officer. Mr. Rundell will perform the ordinary course duties of a chief restructuring officer in connection with the Company’s Chapter 11 Cases and will report directly to the Board.

Mr. Rundell has agreed to provide his services to the Company pursuant to an engagement letter, dated April 6, 2020, between the Company and A&M (the “Engagement Letter”), which was approved by the Bankruptcy Court in the CRO Order. Under the Engagement Letter, the Company will not pay Mr. Rundell directly but instead will pay A&M for Mr. Rundell’s services as the Chief Restructuring Officer and for the services of other personnel of A&M temporarily engaged by the Company to assist in its turnaround efforts. The Company pays A&M a monthly fee of $180,000.00 for Mr. Rundell’s services, and the Company pays agreed upon hourly rates for any other personnel of A&M. Additionally, A&M is entitled to a retainer in the amount of $200,000.00 under the Engagement Letter, which will be credited against any amounts due at the termination of A&M’s engagement and returned upon the Company’s satisfaction of its obligations under the Engagement Letter. The Company also is required to reimburse A&M for its reasonable out-of-pocket expenses incurred in connection with the engagement, such as travel, lodging, and telephone charges, pursuant to the Engagement Letter.

The foregoing summary of the Engagement Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Engagement Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 8.01.	Other Events

As discussed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 13, 2020, on April 10, 2020, the Company entered into that certain Superpriority Secured Debtor-in-Possession Credit Agreement, among the Company, as the borrower, certain subsidiaries of the Company party thereto as guarantors, the lenders party thereto (the “DIP Lenders”), GLAS USA, LLC, as administrative agent for the DIP Lenders (the “Administrative Agent”), and GLAS Americas, LLC, as collateral agent for the DIP Lenders (the “DIP Credit Agreement”).

On May 6, 2020, the Bankruptcy Court entered a final order (the “DIP Order”) approving the DIP Credit Agreement. The DIP Credit Agreement allows the Company to borrow term loans (the “DIP Loans”) with an aggregate principal amount of up to $100 million (the “DIP Facility”). Prior to the DIP Order, the Company was permitted to draw up to $30 million of DIP Loans. Due to the entry of the DIP Order, the Company may now draw up to a maximum principal amount of $60 million under the DIP Facility. The Company may draw the remaining portion of the loan commitments not drawn subject to the consent of the required DIP Lenders under the DIP Credit Agreement or if needed under a cash flow forecast, setting forth all line-item cumulative receipts and operating disbursements on a weekly basis for a thirteen-week period provided to the DIP Lenders. The Company will use the proceeds of the DIP Loans to fund its operations and working capital during the Chapter 11 Cases, pay obligations arising from or related to a carve out for certain administrative, court, and professional expenses, pay professional fees in connection with the Chapter 11 Cases, make adequate protection payments, and pay fees and expenses incurred in connection with negotiating and implementing the DIP Credit Agreement.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this filing that address activities, events or developments that the Company expects, believes, targets or anticipates will or may occur in the future are forward-looking statements. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: risks and uncertainties relating to the Chapter 11 Cases, including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents; the length of time the Company will operate under the Chapter 11 Cases; the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s financial restructuring; the terms and conditions to which the DIP Facility is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the Company’s trading price and the volatility of the Company’s common stock and the effects of the NYSE delisting proceedings; and the effects and the length of the 2019 novel coronavirus (COVID-19) pandemic, as well as other risk factors set forth in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (including any amendments to those reports) filed with the Securities and Exchange Commission. The Company therefore cautions readers against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

No.	Description

10.1	Engagement Letter, dated April 6, 2020, by and between Quorum Health Corporation and Alvarez & Marsal, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUORUM HEALTH CORPORATION (registrant)

By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
Executive Vice President
and Chief Financial Officer (principal financial officer)

Date: May 12, 2020